                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and in Footnote 1 of both the Summary Consolidated Financial Information and Selected Consolidated Financial Data tables and to the use of our reports dated August 8, 2002, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-97915) and related Prospectus of Texas Capital Bancshares, Inc. for the registration of 6,000,000 shares of its common stock.

                                             /s/ Ernst & Young LLP


Dallas, Texas
September 13, 2002